Exhibit 10.29

AMENDMENT

TO

INHIBRX, INC.

2017 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors and stockholders of Inhibrx, Inc., a Delaware corporation (the “Company”), the 2017 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) of the Company is hereby amended as follows:

1. Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the number of shares reserved for issuance under the Plan as follows:

“(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 4,355,555 shares of Common Stock or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.”

2. Unless otherwise expressly provided for in this Amendment to the Plan (this “Amendment”), all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

3. Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

4.	This Amendment shall be effective as of July 30, 2019.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the date set forth above.

INHIBRX, INC.,
a Delaware corporation

By:	/s/ Mark Lappe
Name:	Mark Lappe
Title:	CEO